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                            Verizon Northwest Inc.

                                                                      EXHIBIT 12
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                                       Years Ended December 31,
                                            -------------------------------------------------------------------------------
(Dollars in Millions)                                 2001            2000            1999            1998            1997
---------------------------------------------------------------------------------------------------------------------------
Income before provision for income taxes
  and extraordinary item                           $ 306.7         $ 377.8         $ 453.2         $ 356.0         $ 379.4
Equity in loss from affiliate                         26.1              .8             ---             ---             ---
Interest expense                                      50.7            55.1            56.4            56.9            51.5
Portion of rent expense representing
  interest                                             6.2             5.1             3.4             4.7             4.1
Amortization of capitalized interest                    .6              .5              .4              .3              .2
                                            -------------------------------------------------------------------------------
Earnings, as adjusted                              $ 390.3         $ 439.3         $ 513.4         $ 417.9         $ 435.2
                                            ===============================================================================
Fixed charges:
Interest expense                                   $  50.7         $  55.1         $  56.4         $  56.9         $  51.5
Portion of rent expense representing
  interest                                             6.2             5.1             3.4             4.7             4.1
Capitalized interest                                   2.4             1.8             1.3             1.4             1.9
                                            -------------------------------------------------------------------------------
Fixed Charges                                      $  59.3         $  62.0         $  61.1          $ 63.0         $  57.5
                                            ===============================================================================
Ratio of Earnings to Fixed Charges                    6.58            7.09            8.40            6.63            7.57
                                            ===============================================================================
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